Exhibit 23.4

Consent of Independent Auditors

We consent to the inclusion of our report dated March 29, 2019 with respect to the consolidated financial statements of HighPeak Energy Partners, LP as of December 31, 2018 and 2017, and for year ended December 31, 2018 and the period from inception (October 26, 2017) through December 31, 2017, incorporated in this Registration Statement on Form S-4 of HighPeak Energy, Inc., and to the reference to us under the heading “Experts” herein.

/s/ Weaver and Tidwell, L.L.P.

Fort Worth, Texas

December 2, 2019